                                                                                                                          EXHIBIT 11


                                                 SUN MICROSYSTEMS, INC.
                                       CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                                       (unaudited)
                                        (in thousands, except per share amounts)

  PRIMARY
  -------

                                                         Three Months Ended                       Six Months Ended
                                                         ------------------                       ----------------
                                                     December 29,     December 31,        December 29,        December 31,
                                                        1996              1995               1996                1995
                                                     ---------         ---------          ----------            --------
  Net income                                          $178,341         $126,049            $301,731             $210,745
                                                      ========         ========            ========             ========

  Weighted average common
  shares outstanding                                   368,381          366,782             367,748              373,286

  Common - equivalent shares
  attributable to stock options and warrants            20,357           21,818              21,680               20,312
                                                      --------         --------            --------             --------

  Total common and common -
  equivalent shares outstanding                        388,738          388,600             389,428              393,598
                                                      ========         ========            ========             ========

  Net income per common and
  common - equivalent share                           $0.46             $  0.32            $ 0.77               $  0.54
                                                      ========         ========            ========             ========

                                                                                                                          EXHIBIT 11
                                                 SUN MICROSYSTEMS, INC.
                                       CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                                       (unaudited)
                                        (in thousands, except per share amounts)

  FULLY DILUTED
  -------------

                                                         Three Months Ended                      Six Months Ended
                                                         ------------------                      ----------------
                                                    December 29,      December 31,        December 29,        December 31,
                                                       1996              1995                1996                 1995
                                                     ---------         ---------          ----------            --------
  Net income                                         $178,341          $126,049            $301,731             $210,745
                                                     ========          ========            ========             ========

  Weighted average common
  shares outstanding                                  368,381           366,782             367,748              373,286

  Common - equivalent shares
  attributable to stock options and warrants           20,357            22,934              22,285               21,250
                                                     --------          --------            --------             --------

  Total common and common -
  equivalent shares outstanding                       388,738           389,716             390,033              394,536
                                                     ========          ========            ========             ========

  Net income per common and
  common - equivalent share                           $ 0.46           $  0.32             $  0.77              $  0.54
                                                     ========          ========            ========             ========

                                      -2-